UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2005

Analex Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5404	71-0869563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5904 Richmond Highway, Suite 300, Alexandria, VA	22303
(Address of principal executive offices)	(Zip Code)

(703) 329-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

In March 2005, in anticipation of the Company’s acquisition of ComGlobal Systems Incorporated (“ComGlobal”), the Company’s Board of Directors, including the Compensation Committee which is solely comprised of independent directors, approved the sale of up to 300,000 shares of the Company’s unregistered Common Stock to certain employees of ComGlobal to induce their employment after the merger. In a press release issued by the Company on April 28, 2005, the Company disclosed that 300,000 shares of the Company’s unregistered Common Stock will be sold to 22 employees of ComGlobal at the greater of (i) 85% of the average closing price for the five (5) trading days preceding April 22, 2005, and (ii) $2.80 per share. The sale is expected to close by approximately April 30, 2005. Of the 300,000 shares, 161,018 shares and 20,000 shares will be sold to Mr. Frank F. Hewitt and Mr. Joseph M. Harris, respectively. The sale will be made in an exempt offering under Rule 506 of the Securities Act of 1933, as amended. The full text of the press release issued in connection with this inducement offer is attached hereto as Exhibit 99.1 to this Form 8-K report.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated April 28, 2005 announcing unregistered sale of stock to certain ComGlobal employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALEX CORPORATION

Date:	April 28, 2005	By:	/s/ Judith N. Huntzinger
Judith N. Huntzinger
Interim Chief Financial Officer